BOYD GAMING REPORTS FOURTH QUARTER AND YEAR-END RESULTS

LAS VEGAS - FEBRUARY 26, 2009 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and year ended December 31, 2008.

For the quarter, we reported a loss from continuing operations of $220.8 million, or $2.51 per share, compared to income of $31.0 million, or $0.35 per share, in the same period last year. The loss was caused by non-cash, pre-tax impairment charges of $290.2 million principally related to the goodwill and intangible assets of certain business units acquired in prior years, which were written down to their fair values as of December 31, 2008. The primary reason for the impairment charges is the effects of the ongoing recession, which caused us to reduce our estimates for projected cash flows and lowered overall industry valuations.

Adjusted Earnings(1) from continuing operations for the fourth quarter 2008 were $11.4 million, or $0.13 per share, compared to $34.9 million, or $0.39 per share, for the same period in 2007. During the fourth quarter 2008, certain pre-tax adjustments resulted in a net reduction of income from continuing operations by $271.8 million ($232.2 million, net of tax, or $2.64 per share). By comparison, the fourth quarter 2007 included certain pre-tax adjustments that had a net effect of reducing income from continuing operations by $6.6 million ($3.9 million, net of tax, or $0.04 per share).

Net revenues were $422.6 million for the fourth quarter 2008, compared to $478.6 million for the same quarter in 2007, a decrease of 11.7%. Total Adjusted EBITDA was $94.1 million for the quarter, compared to $134.6 million in the prior year.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, commented on the results, "Our fourth quarter results reflect the ongoing recessionary environment. With consumer confidence at all-time lows, people continue to scale back on discretionary spending. We will continue to manage our business to ensure we are operating efficiently and competitively during these challenging times. The strength of our geographically diversified portfolio, our balance sheet and our experienced management team, has and will continue to serve us well as we navigate our way through this economic downturn."

(1) See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Full Year 2008 Results

We reported a loss from continuing operations for the year ended December 31, 2008 of $223.0 million, or $2.54 per share. This loss includes the fourth quarter non-cash impairment charges, and an $84.0 million pre-tax impairment charge recorded in the first quarter 2008, principally related to the write-off of the Dania Jai-Alai intangible license right. By comparison, we reported income from continuing operations of $120.9 million, or $1.36 per share, for the year ended December 31, 2007. Including discontinued operations, we reported net income for the year ended December 31, 2007 of $303.0 million, or $3.42 per share. Net income for the 2007 period includes a $285 million gain on the disposition of the Barbary Coast. There were no such discontinued operations reported during the 2008 period.

Adjusted Earnings from continuing operations for the year ended December 31, 2008 were $81.4 million, or $0.93 per share, as compared to $157.3 million, or $1.78 per share for the year 2007.

Net revenues were $1.8 billion and $2.0 billion for the years ended December 31, 2008 and 2007, respectively. Total Adjusted EBITDA was $442.6 million for the current year. By comparison, total Adjusted EBITDA for the 2007 period was $577.8 million.

Key Operations Review

Las Vegas Locals

In our Las Vegas Locals segment, fourth quarter 2008 net revenues were $176.8 million versus $214.4 million for the fourth quarter 2007. Fourth quarter 2008 Adjusted EBITDA was $43.8 million, a 39.8% decrease from the $72.8 million in the same quarter 2007. Results were impacted by rising unemployment and decreased consumer spending in the Las Vegas Valley, increased supply, and weakness in room rates throughout the market.

Downtown

Our Downtown Las Vegas properties generated net revenues of $60.8 million and Adjusted EBITDA of $13.3 million for the fourth quarter 2008, versus $66.9 million and $14.8 million, respectively, for the fourth quarter 2007. In addition to adverse economic conditions, our downtown properties were impacted by reduced air capacity between Hawaii and Las Vegas, although these factors were partially offset by improved results from our charter operations.

Midwest and South

In our Midwest and South region, we recorded $185.1 million in net revenues for the fourth quarter 2008, compared to $197.3 million for the same period in 2007. Adjusted EBITDA for the current period was $36.3 million, versus $44.0 million in the fourth quarter 2007. Increased competition and construction disruption at Blue Chip added to the impact of the economic downturn in the quarter, although this was partially offset by relative strength at our Louisiana properties.

Borgata

Borgata's operating income for the fourth quarter 2008 was $16.5 million versus $35.4 million for the fourth quarter 2007. Net revenues for Borgata were $183.5 million for the fourth quarter 2008, down compared to the $202.7 million recorded in the same quarter in 2007. Adjusted EBITDA was $36.7 million, compared to $53.9 million for the fourth quarter 2007. Borgata's results were adversely impacted by the recession and an increasingly competitive environment both regionally and within the Atlantic City market.

Paul Chakmak, Executive Vice President and Chief Operating Officer, said, "Strengthening our product offerings becomes more important than ever in an environment of reduced discretionary spending. We took a significant step in this direction on January 22, when we opened a new destination hotel at Blue Chip. This expansion includes a number of attractive new amenities, including two Las Vegas-themed restaurants, a resort-style spa, and 20,000 square feet of meeting and entertainment space. We believe this expansion has transformed Blue Chip into a regional entertainment destination that will be attractive to customers in more distant markets than before, and will help us recapture market share from nearby competitors. We also improved our nationwide players loyalty program recently with the launch of B Connected Online, a Web-based presence designed to help our customers maximize the benefits earned through this program."

Key Financial Statistics

The following is additional information as of and for the three months ended December 31, 2008:

  December 31 debt balance: $2.6 billion
  December 31 cash: $98.2 million
  Maintenance capital expenditures during the quarter: $8.5 million
  Expansion capital expenditures during the quarter: $74.1 million

  —   Echelon: $48.8 million
  —   Blue Chip: $22.7 million
  —   Other: $2.6 million
  Capitalized interest during the quarter: $12.2 million
  December 31 debt balance at Borgata: $740.5 million

Conference Call Information

We will host our fourth quarter 2008 conference call today Thursday, February 26 at 12:00 p.m. Eastern. The conference call number is 888.679.8018 and the passcode is 21382930. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com or http://phx.corporate-ir.net/phoenix.zhtml?p=irol- eventDetails&c=95703&eventID=1983995

Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PGD9PNM8N

Pre-registrants will be issued a pin number to use when dialing into the live call, which will provide quick access to the conference by skipping the operator sequence upon connection.

Following the call's completion, a replay will be available by dialing 888.286.8010 beginning two hours after the completion of today's call and continuing through Thursday, March 5. The passcode for the replay will be 24084038. The replay will also be available on the Internet at www.boydgaming.com.

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to income (loss) from continuing operations for the three months and year ended December 31, 2008 and 2007. Note that in the Company's periodic reports filed with the Securities and Exchange Commission, the results from Dania Jai-Alai and corporate expense are classified as part of total other operating costs and expenses and are not included in Reportable Segment Adjusted EBITDA.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net Revenues	(In thousands)
Las Vegas Locals	$ 176,819	$ 214,399	$ 763,002	$ 848,169
Downtown Las Vegas (a)	60,755	66,897	240,232	255,043
Midwest and South	185,056	197,347	777,733	893,907
Net revenues	$ 422,630	$ 478,643	$ 1,780,967	$ 1,997,119
Adjusted EBITDA
Las Vegas Locals	$ 43,828	$ 72,774	$ 218,591	$ 275,510
Downtown Las Vegas	13,264	14,754	40,657	52,127
Midwest and South	36,327	43,990	166,366	212,620
Wholly-owned property Adjusted EBITDA	93,419	131,518	425,614	540,257
Corporate expense (c)	(7,391)	(15,101)	(43,494)	(48,960)
Wholly-owned Adjusted EBITDA	86,028	116,417	382,120	491,297
Our share of Borgata's operating income before net
amortization, preopening and other items (d)	8,104	18,200	60,520	86,470
Adjusted EBITDA (e)	94,132	134,617	442,640	577,767
Other operating costs and expenses
Deferred rent	1,115	1,130	4,460	4,520
Depreciation and amortization (f)	42,004	42,295	170,295	167,257
Preopening expenses	3,501	7,200	20,265	22,819
Our share of Borgata's preopening expenses	(141)	309	2,785	1,558
Our share of Borgata's write-downs and other charges, net	5	194	81	478
Share-based compensation expense	3,817	2,743	12,662	14,802
Write-downs and other charges	290,819	9	385,521	12,101
Total other operating costs and expenses	341,120	53,880	596,069	223,535
Operating income (loss)	(246,988)	80,737	(153,429)	354,232
Other non-operating items
Interest expense, net (b)	25,322	32,729	109,076	137,454
Decrease (increase) in value of derivative instruments	-	123	(425)	1,130
Loss (gain) on early retirements of debt	(26,124)	-	(28,553)	16,945
Our share of Borgata's non-operating expenses, net	3,120	2,991	16,009	13,768
Total other non-operating costs and expenses, net	2,318	35,843	96,107	169,297

Income (loss) from continuing operations before income taxes	(249,306)	44,894	(249,536)	184,935
Benefit from (provision for) income taxes	28,532	(13,917)	26,531	(64,027)

Income (loss) from continuing operations	$ (220,774)	$ 30,977	$ (223,005)	$ 120,908

(a)

Includes revenues related to Vacations Hawaii and other travel agency related entities of $10.5 million and $12.1 million for the three months and year ended December 31, 2008, respectively, and $42.7 million and $44.4 million for the three months and year ended December 31, 2007, respectively.

(b)	Net of interest income and amounts capitalized.

(c)	The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands)
Corporate expense as reported on our condensed
consolidated statements of operations	$ 10,009	$ 16,957	$ 52,332	$ 60,143
Corporate share-based compensation expense	(2,618)	(1,856)	(8,838)	(11,183)
Corporate expense as reported on the accompanying table	$ 7,391	$ 15,101	$ 43,494	$ 48,960

(d)

The following table reconciles the presentation of our share of Borgata's operating income on our condensed consolidated statements of operations to the presentation of our share of Borgata's results on the accompanying table.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands)
Operating income from Borgata, as reported on our
condensed consolidated statements of operations	$ 7,915	$ 17,372	$ 56,356	$ 83,136
Add back:
Net amortization expense related to our
investment in Borgata	325	325	1,298	1,298
Our share of preopening expenses (credit)	(141)	309	2,785	1,558
Our share of write-downs and other charges, net	5	194	81	478
Our share of Borgata's operating income before net
amortization, preopening and other items	$ 8,104	$ 18,200	$ 60,520	$ 86,470

(e)	The following table reconciles Adjusted EBITDA to EBITDA and income (loss) from continuing operations.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands)
Adjusted EBITDA	$ 94,132	$ 134,617	$ 442,640	$ 577,767
Deferred rent	1,115	1,130	4,460	4,520
Preopening expenses	3,501	7,200	20,265	22,819
Our share of Borgata's preopening expenses (credit)	(141)	309	2,785	1,558
Our share of Borgata's write-downs and other charges, net	5	194	81	478
Share-based compensation expense	3,817	2,743	12,662	14,802
Write-downs and other charges	290,819	9	385,521	12,101
Decrease (increase) in value of derivative instruments	-	123	(425)	1,130
Loss (gain) on early retirements of debt	(26,124)	-	(28,553)	16,945
Our share of Borgata's non-operating expenses, net	3,120	2,991	16,009	13,768
EBITDA	(181,980)	119,918	29,835	489,646
Depreciation and amortization	42,004	42,295	170,295	167,257
Interest expense, net	25,322	32,729	109,076	137,454
Benefit from (provision for) income taxes	(28,532)	13,917	(26,531)	64,027

Income (loss) from continuing operations	$ (220,774)	$ 30,977	$ (223,005)	$ 120,908

(f)	The following table reconciles the presentation of depreciation and amortization on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands)
Depreciation and amortization as reported on our
condensed consolidated statements of operations	$ 41,679	$ 41,970	$ 168,997	$ 165,959
Net amortization expense related to our investment in Borgata	325	325	1,298	1,298
Depreciation and amortization as reported
on the accompanying table	$ 42,004	$ 42,295	$ 170,295	$ 167,257

BOYD GAMING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands, except per share data)
Revenues
Gaming	$ 351,664	$ 395,297	$ 1,477,476	$ 1,666,422
Food and beverage	60,277	67,498	251,854	273,036
Room	32,715	37,034	140,651	153,691
Other	28,497	33,748	117,574	128,870
Gross revenues	473,153	533,577	1,987,555	2,222,019
Less promotional allowances	50,523	54,934	206,588	224,900
Net revenues	422,630	478,643	1,780,967	1,997,119

Costs and expenses
Gaming	172,420	176,023	690,847	752,047
Food and beverage	33,084	41,265	144,092	163,775
Room	10,257	11,437	43,851	46,574
Other	20,221	24,847	89,222	95,401
Selling, general and administrative	72,311	71,811	299,662	310,926
Maintenance and utilities	23,232	23,759	95,963	96,278
Depreciation and amortization	41,679	41,970	168,997	165,959
Corporate expense	10,009	16,957	52,332	60,143
Preopening expenses	3,501	7,200	20,265	22,819
Write-downs and other charges	290,819	9	385,521	12,101
Total costs and expenses	677,533	415,278	1,990,752	1,726,023

Operating income from Borgata	7,915	17,372	56,356	83,136
Operating income (loss)	(246,988)	80,737	(153,429)	354,232

Other expense (income)
Interest income	(1)	(9)	(1,070)	(119)
Interest expense, net of amounts capitalized	25,323	32,738	110,146	137,573
Decrease (increase) in value of derivative instruments	-	123	(425)	1,130
Loss (gain) on early retirements of debt	(26,124)	-	(28,553)	16,945
Other non-operating expenses from Borgata, net	3,120	2,991	16,009	13,768
Total other expense, net	2,318	35,843	96,107	169,297

Income (loss) from continuing operations before income taxes	(249,306)	44,894	(249,536)	184,935
Benefit from (provision for) income taxes	28,532	(13,917)	26,531	(64,027)
Income (loss) from continuing operations	(220,774)	30,977	(223,005)	120,908

Discontinued operations:
Income from discontinued operations (including a
gain on disposition of $285,033 in 2007)	-	365	-	281,949
Provision for income taxes	-	(113)	-	(99,822)
Net income from discontinued operations	-	252	-	182,127
Net income (loss)	$ (220,774)	$ 31,229	$ (223,005)	$ 303,035

Basic net income (loss) per common share:
Income (loss) from continuing operations	$ (2.51)	$ 0.35	$ (2.54)	$ 1.38
Net income from discontinued operations	-	0.01	-	2.08
Net income (loss)	$ (2.51)	$ 0.36	$ (2.54)	$ 3.46

Weighted average basic shares outstanding	87,882	87,782	87,854	87,567

Diluted net income (loss) per common share:
Income (loss) from continuing operations	$ (2.51)	$ 0.35	$ (2.54)	$ 1.36
Net income from discontinued operations	-	0.00	-	2.06
Net income (loss)	$ (2.51)	$ 0.35	$ (2.54)	$ 3.42

Weighted average diluted shares outstanding	87,882	88,512	87,854	88,608

The following table reconciles income (loss) from continuing operations based upon United States generally accepted accounting principles to adjusted earnings and adjusted earnings per share.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands, except per share data)
Income (loss) from continuing operations	$ (220,774)	$ 30,977	$ (223,005)	$ 120,908
Adjustments:
Preopening expenses	3,501	7,200	20,265	22,819
Our share of Borgata's preopening expenses (credit)	(141)	309	2,785	1,558
Our share of Borgata's write-downs and other charges, net	5	194	81	478
Decrease (increase) in value of derivative instruments	-	123	(425)	1,130
Loss (gain) on early retirements of debt	(26,124)	-	(28,553)	16,945
Write-downs and other charges	290,819	9	385,521	12,101
Blue Chip retroactive property tax adjustment	-	-	-	3,163
Income tax effect for above adjustments	(39,616)	(2,651)	(78,981)	(20,547)
Certain one-time permanent tax adjustments	3,745	(1,271)	3,745	(1,271)
Adjusted earnings	$ 11,415	$ 34,890	$ 81,433	$ 157,284

Adjusted earnings per diluted share (Adjusted EPS)	$ 0.13	$ 0.39	$ 0.93	$ 1.78

Weighted average diluted shares outstanding	87,882	88,512	87,854	88,608

The following table reports Borgata's financial results.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands)
Gaming revenue	$ 169,796	$ 179,529	$ 734,306	$ 748,649
Non-gaming revenue	72,722	68,231	310,157	286,030
Gross revenues	242,518	247,760	1,044,463	1,034,679
Less promotional allowances	59,035	45,034	213,974	196,036
Net revenues	183,483	202,726	830,489	838,643
Expenses	146,765	148,830	633,353	597,127
Depreciation and amortization	20,511	17,496	76,096	68,576
Preopening expenses (credit)	(282)	618	5,570	3,116
Write-downs and other charges, net	9	388	162	956
Operating income	16,480	35,394	115,308	168,868

Interest expense, net	(8,171)	(7,770)	(29,049)	(31,194)
Benefit from (provision for) state income taxes	1,930	1,788	(2,970)	3,658
Total non-operating expenses	(6,241)	(5,982)	(32,019)	(27,536)
Net income	$ 10,239	$ 29,412	$ 83,289	$ 141,332

The following table reconciles our share of Borgata's financial results to the amounts reported on our condensed consolidated statements of operations.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
(In thousands)
Our share of Borgata's operating income	$ 8,240	$ 17,697	$ 57,654	$ 84,434
Net amortization expense related to our investment in Borgata	(325)	(325)	(1,298)	(1,298)
Operating income from Borgata, as reported on our
condensed consolidated statements of operations	$ 7,915	$ 17,372	$ 56,356	$ 83,136

Other non-operating net expenses from Borgata, as reported
on our condensed consolidated statements of operations	$ 3,120	$ 2,991	$ 16,009	$ 13,768

The following table reconciles operating income to Adjusted EBITDA for Borgata.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands)
Operating income	$ 16,480	$ 35,394	$ 115,308	$ 168,868
Depreciation and amortization	20,511	17,496	76,096	68,576
Preopening expenses (credit)	(282)	618	5,570	3,116
Write-downs and other charges, net	9	388	162	956
Adjusted EBITDA	$ 36,718	$ 53,896	$ 197,136	$ 241,516

The following table reconciles Adjusted EBITDA to EBITDA and Net income for Borgata.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(In thousands)
Adjusted EBITDA	$ 36,718	$ 53,896	$ 197,136	$ 241,516
Preopening expenses (credit)	(282)	618	5,570	3,116
Write-downs and other charges, net	9	388	162	956
EBITDA	36,991	52,890	191,404	237,444
Depreciation and amortization	20,511	17,496	76,096	68,576
Interest expense, net	8,171	7,770	29,049	31,194
Provision for (benefit from) state income taxes	(1,930)	(1,788)	2,970	(3,658)
Net income	$ 10,239	$ 29,412	$ 83,289	$ 141,332

Footnotes and Safe Harbor Statements

Non-GAAP Financial Measures
Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance.

Note that while the Company will continue to include the results of Dania Jai-Alai and corporate expense in Adjusted EBITDA for purposes of its earnings releases, in filings of the Company's periodic reports with the Securities and Exchange Commission, the results of Dania Jai-Alai and corporate expense are not included in the Company's Reportable Segment Adjusted EBITDA. Effective April 1, 2008, the Company reclassified the reporting of its Midwest and South segment to exclude the results of Dania Jai-Alai, since it does not share similar economic characteristics with our other Midwest and South operations. In the Company's periodic reports, Dania Jai-Alai's results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company's periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA
EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (GAAP), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, change in value of derivative instruments, gain/loss on early retirements of debt, and our share of Borgata's non-operating expenses, preopening expenses (credit) and write-downs and other charges, net. In addition, Adjusted EBITDA includes the results of Dania Jai-Alai and corporate expense. A reconciliation of Adjusted EBITDA to EBITDA and income (loss) from continuing operations, based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS
Adjusted Earnings is income (loss) from continuing operations before preopening expenses, change in value of derivative instruments, write-downs and other charges, Blue Chip retroactive property tax adjustment, gain/loss on early retirements of debt, and our share of Borgata's preopening expenses (credit) and write-downs and other charges, net, and certain one-time permanent tax adjustments. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of income (loss) from continuing operations based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Limitations on the Use of Non-GAAP Measures
The use of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings and Adjusted EPS reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's strategy, expenses, revenue, earnings, cash flow, Adjusted EBITDA, Adjusted Earnings or Earnings Per Share.  In addition, forward-looking statements include statements regarding the effects of the nationwide recession on the Company's various properties and the regions in which they operate, deterioration in consumer spending, strength of the Company's balance sheet, that the Company is well positioned to weather the current economic environment and to maximize performance, that the Company's product offerings are more competitive, that the Company is able to draw customers from distant markets, and that patrons will choose the Company's properties over other gaming properties.  Forward- looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances when or if the economy will improve, whether the Company will be able to remain well positioned to weather the current economic environment and maximize its performance and whether the Company will be able to remain competitive and attract patrons to its properties.  Further risks include the timing or effects of the Company's delay of construction at Echelon and when, or if, construction will be recommenced, the effect that such delay will have on the Company's business, operations or financial condition, the effect that such delay will have on the Company's joint venture participants, and whether such participants (or other Echelon project participants) will terminate their agreements or arrangements with the Company, or whether any such participants will require any additional fees or terms that may be unfavorable to the Company, and whether the Company will be able to reach agreement on any modified terms with its joint venture participants, that Borgata's or Blue Chip's position, performance or demand will change. Additional factors that could cause actual results to differ materially are the following: competition, litigation, financial community and rating agency perceptions of the Company, changes in laws and regulations, including increased taxes, the availability and price of energy, weather, regulation, economic, credit and capital market conditions (and the ability of the Company's joint venture participants to secure favorable financing, if at all) and the effects of war, terrorist or similar activity. In addition, the Company's development projects are subject to the many risks inherent in the construction of a new enterprise, including poor performance or non-performance by any of the joint venture partners or other third parties on whom the Company is relying, unanticipated design, construction, regulatory, environmental and operating problems and lack of demand for the Company's projects, as well as unanticipated delays and cost increases, shortages of materials, shortages of skilled labor or work stoppages, unforeseen construction scheduling, engineering, environmental, permitting, construction or geological problems, weather interference, floods, fires or other casualty losses. In addition, the Company's anticipated costs and construction periods for projects are based upon budgets, conceptual design documents and construction schedule estimates prepared by the Company in consultation with its architects and contractors. Many of these costs are estimated at inception of the project and can change over time as the project is built to completion. The cost of any project may vary significantly from initial budget expectations, and the Company may have a limited amount of capital resources to fund cost overruns. If the Company cannot finance cost overruns on a timely basis, the completion of one or more projects may be delayed until adequate funding is available. The Company cannot assure that any project will be completed, if at all, on time or within established budgets, or that any project will result in increased earnings to the Company. Significant delays, cost overruns, or failures of the Company's projects to achieve market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, the Company's projects may not help it compete with new or increased competition in its markets. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's filings with the SEC, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 16 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

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